Exhibit 10.1

SIXTH AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS SIXTH AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Sixth Amendment”) is made as of December 23, 2015 between ADCIP, LLC, a Delaware limited liability company, ADCIP II, LLC, a Delaware limited liability company (collectively, “Original Sellers”), APICDA LLC, a Delaware limited liability company, BPICDA LLC, a Delaware limited liability company, CPICDA LLC, a Delaware limited liability company, DPICDA LLC, a Delaware limited liability company, EPICDA LLC, a Delaware limited liability company and FPICDA LLC, a Delaware limited liability company, (collectively, the “Additional Seller”; and together with Original Sellers, collectively, “Seller”) and REVEN HOUSING FLORIDA 2, LLC, a Delaware limited liability company (“Buyer”) with reference to the following recitals:

RECITALS

A. Original Sellers and Buyer entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated as of February 27, 2015, pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller, 140 single family homes in the State of Florida, as amended by that certain First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement dated as of March 17, 2015, that certain Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement dated as of May 14, 2015, that certain Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement dated as of August 13, 2015, that certain Fourth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement dated as of September 28, 2015 and that certain Fifth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement dated as of October 13, 2015 (the “Fifth Amendment”) (as amended, the “Agreement”).

C. Original Sellers and Buyer added Additional Seller as a party to the Agreement pursuant to the Fifth Amendment.

D. Seller and Buyer desire to amend the Agreement in order to change the date of the Second Closing and extend the Second Closing Date.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

AGREEMENT

1.	Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

2.	Basic Terms. Pursuant to the “Closing and Closing Date” section in the Basic Terms of the Agreement, the Second Closing Properties will close on February 15, 2016 and the Second Closing Date will be February 15, 2016. For purposes of the Agreement, any references to the defined terms “Second Closing Properties” and “Second Closing Date” shall have the meanings as set forth herein.

3.	The following sentences in section d of the Due Diligence Period shall be changed to the following: “Notwithstanding anything stated to the contrary in Section 5(c) above or elsewhere in this Agreement, if the cost to make the repairs and replacements identified in the Third Party Inspection Report exceeds $1,200 of the Assigned Home Value for any applicable Necessary Repair Property, and Buyer and Seller do not otherwise mutually agree upon an amount to allocate to the Necessary Repairs for the applicable Necessary Repair Property, then Buyer may, upon written notice to Seller and prior to the end of the Due Diligence Period, elect to (i) proceed with the closing of the transaction as contemplated in this Agreement with a reduction in the Purchase Price in an amount equal to $1,200 for the applicable Necessary Repair Property, (ii) exclude such Necessary Repair Property from the Property being acquired in accordance with this Agreement, or (iii) terminate this Agreement.

4.	Governing Law. To the extent enforceable, Seller and Buyer agree that this Sixth Amendment shall be governed in all respects by the internal laws of the State of Delaware; provided that if the dispute involves an individual property, the law of the State where such property is located shall apply. In any dispute arising out of or related to this Sixth Amendment, an action must be brought in Federal or State court, as applicable, in the County of Los Angeles, California. The provisions of this Section 3 shall survive the termination of this Sixth Amendment.

5.	Full Force and Effect. Except as modified by this Sixth Amendment, the Agreement is unchanged, and is hereby ratified and acknowledged by Seller and Buyer to be in full force and effect.

6.	Counterparts. This Sixth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this Sixth Amendment shall constitute an original for all purposes.

7.	Miscellaneous. This Sixth Amendment, together with the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of this Sixth Amendment and the Agreement, the provisions of this Sixth Amendment shall govern and control. This Sixth Amendment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns, if any.

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IN WITNESS WHEREOF, the undersigned parties have caused this Sixth Amendment to be duly executed as of the day and year first written above.

SELLER

ADCIP, LLC,

a Delaware limited liability company

By:  /s/ Terrell Wolfram

Terrell Wolfram,

Managing Director

ADCIP II, LLC,

a Delaware limited liability company

By:  /s/ Terrell Wolfram

Terrell Wolfram,

Managing Director

BUYER

REVEN HOUSING FLORIDA 2, LLC,

a Delaware limited liability company

By:  /s/ Chad Carpenter

Chad Carpenter

Chief Executive Officer